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                                                                  EXHIBIT (z)(1)

                            AGREEMENT OF JOINT FILING

                  AIMCO Properties, L.P. and Apartment Investment and Management Company agree that the Amendment No. 3 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, and all filings under Schedule TO to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.

Dated:  May 15, 2000

                                        AIMCO PROPERTIES, L.P.

                                        By: AIMCO-GP, INC.
                                               (General Partner)

                                        By: /s/ Patrick J. Foye
                                            ------------------------------------
                                               Executive Vice President


                                        AIMCO-GP, INC.


                                        By: /s/ Patrick J. Foye
                                            ------------------------------------
                                               Executive Vice President


                                        APARTMENT INVESTMENT
                                        AND MANAGEMENT COMPANY

                                        By: /s/ Patrick J. Foye
                                            ------------------------------------
                                               Executive Vice President



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